Exhibit 2.01

SHARE EXCHANGE AGREEMENT

by and among

Avasoft, Inc.

a California corporation

and

the shareholders of

Avasoft, Inc.,

on the one hand;

and

Ventures-United, Inc.,

a Nevada corporation,

and

the Majority Shareholder of Ventures-United, Inc.,

on the other hand

February 9, 2007

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement, dated as of February 9, 2007 (this “Agreement”), is made and entered into by and among the shareholders of Avasoft, Inc., a California corporation (“ASFT”), listed on Schedule I attached (each, an “ASFT Shareholder,” collectively, the “ASFT Shareholders”), on the one hand; and Ventures-United, Inc., a publicly traded Nevada corporation (OTCBB:  VNUN.OB) (“VNUN”), and Tryant, LLC, a limited liability company (“VNUN Shareholder”) on the other hand.

RECITALS

WHEREAS, the Board of Directors of VNUN has adopted resolutions approving VNUN’s acquisition of shares of ASFT (the “Acquisition”) upon the terms and conditions hereinafter set forth in this Agreement;

WHEREAS, each ASFT Shareholder owns the number of shares of common stock of ASFT, par value $.001 per share, set forth opposite such ASFT Shareholder’s name in Column I on Schedule I attached hereto (“ASFT Shares”);

WHEREAS, ASFT Shareholders own, collectively, an amount of shares of common stock of ASFT, constituting all of the issued and outstanding capital stock of ASFT, and ASFT Shareholders desire to sell their respective portion of ASFT Shares pursuant to the terms and conditions of this Agreement;

WHEREAS, VNUN Shareholder holds an amount of shares of VNUN common stock, par value $.001 per share, (“VNUN Shares”) which represents an overwhelming majority of the issued and outstanding capital stock of VNUN;

WHEREAS, VNUN Shareholder will enter into this Agreement for the purpose of making certain representations, warranties, covenants, indemnifications and agreements; and

WHEREAS, it is intended that the terms and conditions of this Agreement comply in all respects with Section 368(a)(1)(B) of the Code and the regulations corresponding thereto, so that the Acquisition shall qualify as a tax free reorganization under the Code.

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE 1

THE ACQUISITION

1.1

The Acquisition. Upon the terms and subject to the conditions hereof, at the Closing (as hereinafter defined) ASFT Shareholders will sell, convey, assign, transfer and deliver to VNUN one or more stock certificates representing all outstanding ASFT Shares, and as consideration for the acquisition of ASFT Shares, VNUN will issue to each ASFT Shareholder, in exchange for such ASFT Shareholder’s pro rata portion of ASFT Shares, one or more stock certificates representing the number of shares of common stock set forth opposite such ASFT Shareholder’s name in Column II on Schedule 1.1(a) attached hereto (collectively, the “VNUN Shares”).  In addition, at Closing, ASFT shall pay to VNUN Shareholder an amount equal to $510,000, a portion of which shall be used to directly pay liabilities of VNUN in the amounts owed to each person as set forth in Schedule 1.1(b) (“Cash Payment”).  The parties acknowledge that $200,000 of the Cash Payment has already been paid to VNUN Shareholder.   The remaining portion of the Cash Payment will be delivered via wire transfer to VNUN Shareholder to the VNUN Shareholder’s wire transfer account.  VNUN Shareholder agrees that $250,000 of this Cash Payment may be disbursed to VNUN Shareholder upon satisfaction of the closing conditions set forth in Section 7.1 below.  The remaining $60,000 of the Cash Payment shall be held in escrow with VNUN’s legal counsel until the VNUN Form 10-KSB for the year ended December 31, 2006 has been filed with the Securities and Exchange Commission.

1.2

Closing. The closing of the Acquisition (the “Closing”) shall take place on or before February 12, 2007, or on such other date as may be mutually agreed upon by the parties.  Such date is referred to herein as the “Closing Date.”

1.3

Derivative Securities.  All options and warrants to purchase ASFT common stock shall be exchanged into options and warrants to purchase that number of VNUN common stock set forth in Schedule 1.3 and at the exercise price set forth in Schedule 1.3.  All ASFT debt that may be converted into ASFT common stock shall be exchanged for VNUN debt that may be converted into shares of VNUN common stock in the manner set forth in Schedule 1.3.  The conversion price at which VNUN debt may be converted into VNUN common stock shall be based on the conversion price of ASFT debt and also proportional to the rate at which ASFT common stock may be exchanged for VNUN common stock.  VNUN shall reserve for issuance 3,745,000 shares of its common stock upon exercise of such options and warrants or conversion of such convertible notes.

1.4

Ownership.  The parties intend that at the Closing, holders of ASFT common stock, ASFT options, ASFT warrants and ASFT convertible debt shall hold 93% of the outstanding VNUN common stock on a fully-diluted basis, subject to certain exceptions set forth below.  In furtherance of this intent, VNUN shall issue 13,702,534 shares.  It shall issue warrants to purchase 3,745,000 VNUN shares of common stock in exchange for outstanding warrants to purchase 3,745,000 shares of ASFT common stock.  This fully-diluted basis shall exclude:

(1)

664,000 Avasoft Shares issued to a consultant;

(2)

options to purchase up to 1.8 million Avasoft Shares granted to employees and/or consultants immediately prior to the reverse merger closing; and

(3)

warrants to purchase 1.2 million Avasoft Shares at $1.00 per share granted to John Quereto;

provided, however, this fully-diluted basis shall include:

(1)

7,000,000 Avasoft Shares deemed to be issued to investors pursuant to a private placement memorandum describing Avasoft’s business dated in June 2006 (“Private Placement”), even if such securities are issued after the Closing; and

(2)

VNUN Shares underlying all other VNUN options, warrants and convertible debt granted in connection with the exchange of ASFT.

1.5

VNUN Shareholder Warrant.  In consideration of its indemnification obligation in Article V, VNUN shall issue VNUN Shareholder a warrant to purchase 250,000 VNUN Shares at $1.00 per share for a term of three years from the issuance date.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF ASFT

ASFT hereby represents and warrants to VNUN as follows:

2.1

Organization. ASFT has been duly incorporated, is validly existing as a corporation and is duly qualified to do business as a corporation and is in good standing in each jurisdiction in which the ownership of its properties, the employment of its personnel or the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on ASFT’s financial condition, results of operations or business.

2.2

Capitalization. The authorized capital stock of ASFT consists of 30,000,000 shares of common stock, no par value, of which immediately prior to the Closing, no more than 16,921,347 shares shall be issued and outstanding.  All of the issued and outstanding shares of capital stock of ASFT, as of the Closing, are duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.

2.3

Certain Corporate Matters. ASFT has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged and to own and use the properties owned and used by it.

2.4

Authority Relative to this Agreement.  ASFT has the requisite power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement by ASFT and the consummation by ASFT of the transactions contemplated hereby have been duly authorized by the Board of Directors of ASFT and no other actions on the part of ASFT are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by ASFT and constitutes a valid and binding agreement of ASFT, enforceable against ASFT in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

2.5

Consents and Approvals; No Violations.  Except for applicable requirements of federal securities laws and state securities or blue-sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by ASFT of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by ASFT nor the consummation by ASFT of the transactions contemplated hereby, nor compliance by ASFT with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of ASFT, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which ASFT or any Subsidiary (as hereinafter defined)  is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ASFT or any Subsidiary, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to ASFT or any Subsidiary taken as a whole.

2.6

Books and Records. The books and records of ASFT delivered to VNUN prior to the Closing fully and fairly reflect the transactions to which ASFT is a party or by which they or their properties are bound.

2.7

Financial Statements.

(a)

Delivered prior to or simultaneous with the closing are the audited consolidated balance sheet of ASFT as of December 31, 2005 and the related statement of operations, shareholders’ equity and cash flows for the period since inception, together with the unqualified report thereon (except with respect to continuation as a going concern) of Corbin & Company, LLP, independent auditors (collectively, “ASFT Audited Financials”).

(b)

ASFT’s Audited Financials (“ASFT’s Financial Statements”) are (i) in accordance with the books and records of ASFT, (ii) correct and complete, (iii) fairly present the financial position and results of operations of ASFT and each Subsidiary as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on ASFT or any Subsidiary, their respective businesses, financial conditions or results of operations.

2.8

Intellectual Property.  ASFT has no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of ASFT infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

2.9

Litigation. ASFT is not subject to any judgment or order of any court or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against ASFT. ASFT is not a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of ASFT, and ASFT knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting ASFT or to which ASFT is a party.

2.10

Legal Compliance. To the best knowledge of ASFT, after due investigation, no claim has been filed against ASFT alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. ASFT hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.

2.11

Disclosure. The representations and warranties and statements of fact made by ASFT in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

OF ASFT SHAREHOLDERS

ASFT Shareholders hereby represent and warrant, jointly but not severally, to VNUN as follows:

3.1

Ownership of ASFT Shares.  Each ASFT Shareholder owns, beneficially and of record, good and marketable title to ASFT Shares set forth opposite such ASFT Shareholder’s name in Column I on Schedule I attached hereto, free and clear of all security interests, liens, adverse claims, encumbrances, equities, proxies, options or shareholders’ agreements. Each ASFT Shareholder represents that such person has no right or claims whatsoever to any shares of ASFT capital stock, other than shares, options and warrants listed across such ASFT Shareholder on Schedule I and does not have any options, warrants or any other instruments entitling such ASFT Shareholder to exercise to purchase or convert into shares of ASFT capital stock.  At the Closing, ASFT Shareholders will convey to VNUN good and marketable title to ASFT Shares, free and clear of any security interests, liens, adverse claims, encumbrances, equities, proxies, options, shareholders’ agreements or restrictions.

3.2

Authority Relative to this Agreement.  This Agreement has been duly and validly executed and delivered by each ASFT Shareholder (including through a valid power of attorney) and constitutes a valid and binding agreement of each ASFT Shareholder, enforceable against each ASFT Shareholder in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

3.3

Restricted Securities. Each ASFT Shareholder acknowledges that VNUN Shares will not be registered pursuant to the Securities Act of 1933, as amended (the “Securities Act”) or any applicable state securities laws, that VNUN Shares will be characterized as “restricted securities” under federal securities laws, and that under such laws and applicable regulations VNUN Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.  In this regard, each ASFT Shareholder is familiar with Rule 144 promulgated under the Securities Act, as currently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

3.4

Accredited Investor.  Each ASFT Shareholder is an “Accredited Investor” as that term is defined in rule 501 of Regulation D promulgated under the Securities Act.  Each ASFT Shareholder is able to bear the economic risk of acquiring VNUN Shares pursuant to the terms of this Agreement, including a complete loss of such ASFT Shareholder’s investment in VNUN Shares.

3.5

Legend. Each ASFT Shareholder acknowledges that the certificate(s) representing such ASFT Shareholder’s pro rata portion of VNUN Shares shall each conspicuously set forth on the face or back thereof a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

3.6

Shareholder Representation.  Each ASFT shareholder and any other recipient of Shares, Warrants and/or Options herein shall provide VNUN with an  investment letter the form of which is attached hereto as Exhibit A or an accredited investor representation.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF

VNUN AND VNUN SHAREHOLDER

VNUN and VNUN Shareholder hereby represent and warrant, jointly and severally, to ASFT and ASFT Shareholders as follows:

4.1

Organization. VNUN is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

4.2

Capitalization.  VNUN’s authorized capital stock consists of 110,000,000 shares of capital stock, including 100,000,000 of which is designated as Common Stock, par value $0.001, of which 1,210,000 shares are issued and outstanding and 10,000,000 of which is designated as Preferred Stock, par value $0.001, of which no shares are issued and outstanding.  When issued, VNUN Shares and the securities into which VNUN Shares can be converted into will be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights.  There are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which VNUN is a party or which are binding upon VNUN providing for the issuance by VNUN or transfer by VNUN of additional shares of VNUN’s capital stock and VNUN has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments to issue capital stock of VNUN.  There are no voting trusts or any other agreements or understandings with respect to the voting of VNUN’s capital stock.  There are no obligations of VNUN to repurchase, redeem or otherwise require any shares of its capital stock as of the Closing.  There are no obligations of VNUN to register any shares of its outstanding common stock, or shares of common stock issuable upon exercise or conversion of any outstanding securities, either on demand, piggybacked on other registrations, or otherwise, other than  piggyback registration rights that have been granted to Majority Shareholder, its designees, and finders for twelve months on any “unregistered” and “restricted” shares held following the Closing.  There are at least 120,000 but no more than 300,000 VNUN Shares outstanding at the date of this Agreement and at closing that may be sold without registration in accordance with Section 5 of the Securities Act.

4.3

Certain Corporate Matters. VNUN has full corporate power and authority and all authorizations, licenses and permits necessary to carry on the business in which it is engaged or in which it proposes presently to engage and to own and use the properties owned and used by it. VNUN has delivered to ASFT true, accurate and complete copies of its certificate or articles of incorporation and bylaws, which reflect all restatements of and amendments made thereto at any time prior to the date of this Agreement. The records of meetings of the shareholders and Board of Directors of VNUN are complete and correct in all material respects. The stock records of VNUN and the shareholder lists of VNUN that VNUN has previously furnished to ASFT are complete and correct in all material respects and accurately reflect the record ownership and the beneficial ownership of all the outstanding shares of VNUN’s capital stock and any other outstanding securities issued by VNUN.  VNUN is not in default under or in violation of any provision of its certificate or articles of incorporation or bylaws in any material respect.  VNUN is not in any material default or in violation of any restriction, lien, encumbrance, indenture, contract, lease, sublease, loan agreement, note or other obligation or liability by which it is bound or to which any of its assets is subject.

4.4

Authority Relative to this Agreement.  Each of VNUN and VNUN Shareholder has the requisite power and authority to enter into this Agreement and carry out its or his obligations hereunder.  The execution, delivery and performance of this Agreement by VNUN and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of VNUN and no other actions on the part of VNUN are necessary to authorize this Agreement or the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by VNUN and VNUN Shareholder and constitutes a valid and binding obligation of VNUN and each VNUN Shareholder, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

4.5

Consents and Approvals; No Violations. Except for applicable requirements of federal securities laws and state securities or blue sky laws, no filing with, and no permit, authorization, consent or approval of, any third party, public body or authority is necessary for the consummation by VNUN of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by VNUN nor the consummation by VNUN of the transactions contemplated hereby, nor compliance by VNUN with any of the provisions hereof, will (a) conflict with or result in any breach of any provisions of the charter or Bylaws of VNUN, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, contract, agreement or other instrument or obligation to which VNUN or any Subsidiary (as hereinafter defined)  is a party or by which they any of their respective properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to VNUN or any Subsidiary, or any of their respective properties or assets, except in the case of clauses (b) and (c) for violations, breaches or defaults which are not in the aggregate material to VNUN or any Subsidiary taken as a whole.

4.6

SEC Documents.  VNUN hereby makes reference to all documents it has filed with the United States Securities and Exchange Commission (the “SEC”), some of which are posted on the SEC’s website, www.sec.gov:  (collectively, the “SEC Documents”), including without limitation: (a) Registration Statement on Form S-18 as filed in 1986, and all amendments thereto; (b) Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 and any amendments thereto; (c) Quarterly Reports on Form 10-QSB for the periods ended March 31, 2006, June 30, 2006, September 30, 2006, and any amendments thereto; and (d) Current Reports on Form 8-K filed in 2006 through the date of Closing.  The SEC Documents constitute all of the documents and reports that VNUN was required to file with the SEC pursuant to the Securities Exchange Act of 1934 (“Exchange Act”) and the rules and regulations promulgated thereunder by the SEC since the effectiveness of VNUN’s Form SB-2.  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act and/or the Exchange Act, as the case may require, and the rules and regulations promulgated thereunder and none of the SEC Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The consolidated financial statements of VNUN included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles in the United States (except, in the case of unaudited statements, as permitted by the applicable form under the Securities Act and/or the Exchange Act) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position of VNUN as of the dates thereof and its consolidated statements of operations, shareholders’ equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments which were and are not expected to have a material adverse effect on VNUN, its business, financial condition or results of operations).  Except as and to the extent set forth on the consolidated balance sheet of VNUN as of December 31, 2005, including the notes thereto, VNUN has no liability or obligation of any nature (whether accrued, absolute, contingent or otherwise and whether required to be reflected on a balance sheet or not).  Neither VNUN nor its officers or directors have received any correspondence from the SEC commenting on any SEC Document.

4.7

Financial Statements.

(a)

Included in the SEC Documents are the audited consolidated balance sheet of VNUN as at December 31, 2005 and 2004 and the related statement of operations, shareholders’ equity and cash flows for the two years then ended, together with the unqualified report thereon (except with respect to continuation as a going concern) of Pritchett, Siler & Hardy, P.C. (“Pritchett”), independent auditors (collectively, “VNUN’s Audited Financials”).

(b)

VNUN’s Audited Financials (“VNUN’s Financial Statements”) are (i) in accordance with the books and records of VNUN, (ii) correct and complete, (iii) fairly present the financial position and results of operations of VNUN and each Subsidiary as of the dates indicated, and (iv) prepared in accordance with U.S. GAAP (except that (x) unaudited financial statements may not be in accordance with GAAP because of the absence of footnotes normally contained therein, and (y) interim (unaudited) financials are subject to normal year-end audit adjustments that in the aggregate will not have a material adverse effect on VNUN or any Subsidiary, their respective businesses, financial conditions or results of operations.

4.8

Events Subsequent to Financial Statements. Except as disclosed in Schedule 4.8, since December 31, 2005, there has not been:

(a)

Any sale, lease, transfer, license or assignment of any assets, tangible or intangible, of VNUN or any Subsidiary;

(b)

Any damage, destruction or property loss, whether or not covered by insurance, affecting adversely the properties or business of VNUN or any Subsidiary;

(c)

Any declaration or setting aside or payment of any dividend or distribution with respect to the shares of capital stock of VNUN or any Subsidiary or any redemption, purchase or other acquisition of any such shares;

(d)

Any subjection to any lien on any of the assets, tangible or intangible, of VNUN or any Subsidiary;

(e)

Any incurrence of indebtedness or liability or assumption of obligations by VNUN or any Subsidiary;

(f)

Any waiver or release by VNUN or any Subsidiary of any right of any material value;

(g)

Any compensation or benefits paid to officers or directors of VNUN or any Subsidiary;

(h)

Any change made or authorized in the Certificate of Incorporation or Bylaws of VNUN or any Subsidiary;

(i)

Any loan to or other transaction with any officer, director or shareholder of VNUN or any Subsidiary giving rise to any claim or right of VNUN or any Subsidiary against any such person or of such person against VNUN or any Subsidiary; or

(j)

Any material adverse change in the condition (financial or otherwise) of the respective properties, assets, liabilities or business of VNUN or any Subsidiary.

4.9

Liabilities. Except as otherwise disclosed in VNUN’s Financial Statements, neither VNUN nor any Subsidiary has any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise.  In addition, VNUN and VNUN Shareholder represent that upon Closing, neither VNUN nor any Subsidiary will have any liability or obligation whatsoever, either direct or indirect, matured or unmatured, accrued, absolute, contingent or otherwise, and VNUN is not a party to any executory agreement. VNUN has or at closing, will have, discontinued all of its business operations without any material adverse effect upon VNUN.

4.10

Tax Matters. Except as disclosed in Schedule 4.10:

(a)

VNUN and each Subsidiary have duly filed all material federal, state, local and foreign tax returns required to be filed by or with respect to them with the Internal Revenue Service or other applicable taxing authority, and no extensions with respect to such tax returns have been requested or granted;

(b)

VNUN and each Subsidiary have paid, or adequately reserved against in VNUN’s Financial Statements, all material taxes due, or claimed by any taxing authority to be due, from or with respect to them;

(c)

To the best knowledge of VNUN, there has been no material issue raised or material adjustment proposed (and none is pending) by the Internal Revenue Service or any other taxing authority in connection with any of VNUN’s or any Subsidiary’s tax returns;

(d)

No waiver or extension of any statute of limitations as to any material federal, state, local or foreign tax matter has been given by or requested from VNUN or any Subsidiary; and

For the purposes of this Section 4.10, a tax is due (and must therefore either be paid or adequately reserved against in VNUN’s Financial Statements) only on the last date payment of such tax can be made without interest or penalties, whether such payment is due in respect of estimated taxes, withholding taxes, required tax credits or any other tax.

4.11

Real Property.  Neither VNUN nor any Subsidiary owns or leases any real property.

4.12

Books and Records. The books and records of VNUN and each Subsidiary delivered to ASFT prior to the Closing fully and fairly reflect the transactions to which VNUN each Subsidiary is a party or by which they or their properties are bound.

4.13

Questionable Payments. Neither VNUN or any Subsidiary, nor any employee, agent or representative of VNUN or any Subsidiary has, directly or indirectly, made any bribes, kickbacks, illegal payments or illegal political contributions using Company funds or made any payments from VNUN’s or any Subsidiary’s funds to governmental officials for improper purposes or made any illegal payments from VNUN’s or any Subsidiary’s funds to obtain or retain business.

4.14

“Blank Check” Company Status.  VNUN is not a “blank check company” as such term is defined by Rule 419 of the Securities Act.

4.15

Intellectual Property. Neither VNUN nor any Subsidiary owns or uses any trademarks, trade names, service marks, patents, copyrights or any applications with respect thereto. VNUN and VNUN Shareholders have no knowledge of any claim that, or inquiry as to whether, any product, activity or operation of VNUN or any Subsidiary infringes upon or involves, or has resulted in the infringement of, any trademarks, trade-names, service marks, patents, copyrights or other proprietary rights of any other person, corporation or other entity; and no proceedings have been instituted, are pending or are threatened.

4.16

Insurance. Neither VNUN nor any Subsidiary has any insurance policies in effect.

4.17

Contracts. Except as set forth on Schedule 4.17 and this Agreement, neither VNUN nor any Subsidiary has any contract, lease, arrangement or commitment (whether oral or written).

4.18

Litigation. Neither VNUN nor any Subsidiary is subject to any judgment or order of any court or administrative agency of any jurisdiction, domestic or foreign, nor is there any charge, complaint, lawsuit or governmental investigation pending against VNUN or any Subsidiary. Neither VNUN nor any Subsidiary is a plaintiff in any action, domestic or foreign, judicial or administrative. There are no existing actions, suits, proceedings against or investigations of VNUN or any Subsidiary, and VNUN knows of no basis for such actions, suits, proceedings or investigations. There are no unsatisfied judgments, orders, decrees or stipulations affecting VNUN or any Subsidiary or to which VNUN or any Subsidiary is a party.

4.19

Employees. Neither VNUN nor any Subsidiary has any employees. Neither VNUN nor any Subsidiary owes any compensation of any kind, deferred or otherwise, to any current or previous employees. Neither VNUN nor any Subsidiary has a written or oral employment agreement with any officer or director of VNUN or any Subsidiary. Neither VNUN nor any Subsidiary is a party to or bound by any collective bargaining agreement. Except as set forth on Schedule 4.19, there are no loans or other obligations payable or owing by VNUN or any Subsidiary to any shareholder, officer, director or employee of VNUN or any Subsidiary, nor are there any loans or debts payable or owing by any of such persons to VNUN or any Subsidiary or any guarantees by VNUN or any Subsidiary of any loan or obligation of any nature to which any such person is a party.

4.20

Employee Benefit Plans. Neither VNUN nor any Subsidiary has any (a) non-qualified deferred or incentive compensation or retirement plans or arrangements, (b) qualified retirement plans or arrangements, (c) other employee compensation, severance or termination pay or welfare benefit plans, programs or arrangements or (d) any related trusts, insurance contracts or other funding arrangements maintained, established or contributed to by VNUN or any Subsidiary.

4.21

Legal Compliance. To the best knowledge of VNUN, after due investigation, no claim has been filed against VNUN or any Subsidiary alleging a violation of any applicable laws and regulations of foreign, federal, state and local governments and all agencies thereof. VNUN and each Subsidiary hold all of the material permits, licenses, certificates or other authorizations of foreign, federal, state or local governmental agencies required for the conduct of their respective businesses as presently conducted.  Without limiting the generality of the foregoing, no order suspending the effectiveness of any Registration Statement of VNUN has been issued by the Securities and Exchange Commission (the “SEC”) and, to VNUN’s knowledge, no proceedings for that purpose have been initiated or threatened by the SEC.  VNUN has not, and the past and present officers, directors and affiliates of VNUN have not, been the subject of, nor does any officer or director of VNUN have any reason to believe that VNUN or any of its officers, directors or affiliates will be the subject of, any civil, criminal or administrative proceeding or investigation by any federal or state agency having regulatory authority over VNUN, including but not limited to any agency alleging a violation of securities laws including the SEC.

4.22

Subsidiaries and Investments.

(a)

Except as set forth in Schedule 4.22(a), VNUN does not own any capital stock or have any interest of any kind whatsoever in any corporation, partnership, or other form of business organization (any such organization is referred to as a “Subsidiary”).

(b)

Schedule 4.22(b) sets forth true and complete copies of the charter of each Subsidiary, as well as any limited liability company agreement, operating agreement or shareholder agreement relating to such Subsidiary, and any acquisition agreement relating to any Subsidiary.  All corporate or other action that has been taken by any Subsidiary has been duly authorized and does not conflict with or violate any provision of its charter, bylaws or other organizational documents.

(c)

Each Subsidiary (i) is duly organized and validly existing under the laws of its jurisdiction of organization, (ii) has all requisite and necessary power and authority to own, operate or lease those assets or properties which are owned, operated or leased by it and to conduct its business as it has been and currently is being conducted, (iii) is qualified to do business in all jurisdictions where the failure to be so qualified would have a material adverse effect on its business.

(d)

Except as set forth in Schedule 4.22(d), all outstanding shares of capital stock or other ownership interests of each Subsidiary are validly issued, fully paid, nonassessable and free of preemptive rights and are owned (either directly or indirectly) by VNUN without any encumbrances.

(e)

Except as set forth in Schedule 4.22(e), there are no outstanding securities convertible into or exchangeable for the capital stock of or other equity interests in any Subsidiary and no outstanding options, rights, subscriptions, calls commitments, warrants or rights of any character for VNUN, any Subsidiary or any other person or entity to purchase, subscribe for or to otherwise acquire any shares of such stock or other securities of any Subsidiary.

(f)

Except as set forth in Schedule 4.22(f), there are no outstanding agreements affecting or relating to the voting, issuance, purchase, redemption, repurchase or transfer of any capital stock of or other equity interests in any Subsidiary.

(g)

Each Subsidiary’s stock register or similar register of ownership has complete and accurate records indicating the following: (i) the name and address of each person or entity owning shares of capital stock or other equity interest of the Subsidiary and (ii) the certificate number of each certificate evidencing shares of capital stock or other equity interest issued by the Subsidiary, the number of shares or other equity interests evidenced by each such certificate, the date of issuance of such certificate, and, if applicable, the date of cancellation.  Copies of same have been made available to ASFT.

4.23

Broker’s Fees. Neither VNUN, nor anyone on its behalf has any liability to any broker, finder, investment banker or agent, or has agreed to pay any brokerage fees, finder’s fees or commissions, or to reimburse any expenses of any broker, finder, investment banker or agent in connection with this Agreement.

4.24

Internal Accounting Controls.  VNUN maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. VNUN has established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for VNUN and designed such disclosure controls and procedures to ensure that material information relating to VNUN is made known to the certifying officers by others within those entities, particularly during the period in which VNUN’s Form 10-KSB or 10-QSB, as the case may be, is being prepared.  VNUN’s certifying officers have evaluated the effectiveness of VNUN’s controls and procedures as of end of the filing period prior to the filing date of the Form 10-QSB for the quarter ended March 31, 2005 (such date, the “Evaluation Date”).  VNUN presented in its most recently filed Form 10-KSB or Form 10-QSB the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in VNUN’s internal controls (as such term is defined in Item 307(b) of Regulation S-K under the Exchange Act) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal controls.

4.25

Listing and Maintenance Requirements.  VNUN is currently quoted on the OTC Bulletin Board and VNUN has not, in the 12 months preceding the date hereof, received any notice from the OTC Bulletin Board or the NASD or any trading market on which VNUN’s common stock is or has been listed or quoted to the effect that VNUN is not in compliance with the quoting, listing or maintenance requirements of the OTCBB or such other trading market.  VNUN is, and has no reason to believe that it will not, in the foreseeable future continue to be, in compliance with all such quoting, listing and maintenance requirements.

4.26

Application of Takeover Protections.  VNUN and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under VNUN’s certificate or articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to ASFT or ASFT Shareholders as a result of the Acquisition or the exercise of any rights by ASFT or ASFT Shareholders pursuant to this Agreement.

4.27

No SEC or NASD Inquiries.  Neither VNUN nor any of its past or present officers or directors is, or has ever been, the subject of any formal or informal inquiry or investigation by the SEC or NASD.

4.28

Disclosure. The representations and warranties and statements of fact made by VNUN in this Agreement are, as applicable, accurate, correct and complete and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements and information contained herein not false or misleading.

ARTICLE 5

INDEMNIFICATION

5.1

VNUN Shareholder Indemnification.  VNUN Shareholder (“Indemnifying Party”) jointly and severally agree to indemnify ASFT, ASFT Shareholders and each of the officers, agents and directors of ASFT or ASFT Shareholders against any loss, liability, claim, damage or expense (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever) (each an “Indemnified Party”) to which it or they may become subject arising out of or based on (i) any breach of or inaccuracy in any of the representations and warranties or covenants or conditions made by VNUN and/or VNUN Shareholders herein in this Agreement;  (ii) any and all liabilities existing prior to the Closing or arising out of or in connection with: (A) any of the assets of VNUN or any Subsidiary prior to the Closing; or (B) the operations of VNUN prior to the Closing; (iii) any and all liabilities in connection with any failure by VNUN to properly file reports with the SEC as required by applicable securities law (the “VNUN Shareholders Indemnification”).  The indemnification obligations of subsection (iii) shall be capped at $500,000 and shall terminate upon the earlier of (a) the effectiveness of a registration statement on Form SB-2 that has received a “full review” by the SEC or (b) two years after the date of this Agreement.

5.2

Indemnification Procedures.  If any action shall be brought against any Indemnified Party in respect of which indemnity may be sought pursuant to this Agreement, such Indemnified Party shall promptly notify the Indemnifying Party in writing, and the Indemnifying Party shall have the right to assume the defense thereof with counsel of its own choosing.  Any Indemnified Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party except to the extent that the employment thereof has been specifically authorized by the Indemnifying Party in writing, the Indemnifying Party has failed after a reasonable period of time to assume such defense and to employ counsel or in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Indemnifying Party and the position of such Indemnified Party.  The Indemnifying Party will not be liable to any Indemnified Party under this Article 5 for any settlement by an Indemnified Party effected without the Indemnifying Party’s prior written consent, which shall not be unreasonably withheld or delayed; or to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Indemnified Party’s indemnification pursuant to this Article 5.

ARTICLE 6

COVENANTS AND AGREEMENTS OF THE PARTIES

EFFECTIVE PRIOR TO CLOSING

6.1    Corporate Examinations and Investigations.  Prior to the Closing, each party shall be entitled, through its employees and representatives, to make such investigations and examinations of the books, records and financial condition of ASFT and VNUN (and any Subsidiary) as each party may request.  In order that each party may have the full opportunity to do so, ASFT and VNUN, ASFT Shareholders and VNUN Shareholder shall furnish each party and its representatives during such period with all such information concerning the affairs of ASFT or VNUN or any Subsidiary as each party or its representatives may reasonably request, including without limitation, customary schedules listing material contracts; real and personal properties; pending, threatened and contemplated legal proceedings; employees; assets and liabilities, including contingencies and commitments.  ASFT, VNUN and ASFT Shareholders and VNUN Shareholder shall cause ASFT or VNUN and their respective officers, employees, consultants, agents, accountants and attorneys to cooperate fully with each party’s representatives in connection with such review and examination and to make full disclosure of all information and documents requested by each party and/or its representatives.  Any such investigations and examinations shall be conducted at reasonable times and under reasonable circumstances, it being agreed that any examination of original documents will be at each party’s premises, with copies thereof to be provided to each party and/or its representatives upon request.

6.2

Cooperation; Consents.  Prior to the Closing, each party shall cooperate with the other parties to the end that the parties shall (i) in a timely manner make all necessary filings with, and conduct negotiations with, all authorities and other persons the consent or approval of which, or the license or permit from which is required for the consummation of the Acquisition and (ii) provide to each other party such information as the other party may reasonably request in order to enable it to prepare such filings and to conduct such negotiations.  Following the Closing, Tryant shall cause VNUN’s current officers to assist with the preparation of VNUN’s Form 10-KSB for the fiscal year ending December 31, 2006.

6.3

Conduct of Business.  Subject to the provisions hereof, from the date hereof through the Closing, each party hereto shall  (i) conduct its business in the ordinary course and in such a manner so that the representations and warranties contained herein shall continue to be true and correct in all material respects as of the Closing as if made at and as of the Closing and (ii) not enter into any material transactions or incur any material liability not required or specifically contemplated hereby, without first obtaining the written consent of ASFT and ASFT Shareholders on the one hand and VNUN and VNUN Shareholders on the other hand.  Without the prior written consent of ASFT, ASFT Shareholders, VNUN or VNUN Shareholders, except as required or specifically contemplated hereby, each party shall not undertake or fail to undertake any action if such action or failure would render any of said warranties and representations untrue in any material respect as of the Closing.

               6.4

Litigation.    From the date hereof through the Closing, each party hereto shall promptly notify the representative of the other parties of any lawsuits, claims, proceedings or investigations which after the date hereof are threatened or commenced against such party or any of its affiliates or any officer, director, employee, consultant, agent or shareholder thereof, in their capacities as such, which, if decided adversely, could reasonably be expected to have a material adverse effect upon the condition (financial or otherwise), assets, liabilities, business, operations or prospects of such party or any of its subsidiaries.

               6.5

Notice of Default.  From the date hereof through the Closing, each party hereto shall give to the representative of the other parties prompt written notice of the occurrence or existence of any event, condition or circumstance occurring which would constitute a violation or breach of this Agreement by such party or which would render inaccurate in any material respect any of such party’s representations or warranties herein.

ARTICLE 7

CONDITIONS TO CLOSING

7.1

Conditions to Obligations of ASFT and ASFT Shareholders.  The obligations of ASFT and ASFT Shareholders under this Agreement shall be subject to each of the following conditions:

(a)

Closing Deliveries.  At the Closing, VNUN and/or VNUN Shareholders shall have delivered or caused to be delivered to ASFT and ASFT Shareholders the following:

(i)

resolutions duly adopted by the Board of Directors of VNUN authorizing and approving the Acquisition and the execution, delivery and performance of this Agreement;

(ii)

a certificate of good standing for VNUN and each Subsidiary from their respective jurisdictions of incorporation, dated not earlier than five days prior to the Closing Date;

(iii)

written resignations of all officers and directors of VNUN  and each Subsidiary in office immediately prior to the Closing, and board resolutions appointing the following individuals to the positions with VNUN and each Subsidiary listed opposite their names below:

Name

Position

James R. Wheeler

Chief Executive Officer, Co-Founder and Director

Art Morley

Vice-President

Robert Duncan

Chief Financial Officer and Director

John Quereto

Chief Operating Officer

Terence Worley

Director

(iv)

all corporate records, agreements, seals and any other information reasonably requested by ASFT’s representatives with respect to VNUN;

(v)

stock certificates representing VNUN common stock to be delivered to the ASFT shareholders;

(vi)

the appropriate VNUN-related parties shall have executed the Lock-up/Leak-Out Agreement; and

(v)

such other documents as ASFT and/or ASFT Shareholders may reasonably request in connection with the transactions contemplated hereby.

(b)

Representations and Warranties to be True.    The representations and warranties of VNUN and VNUN Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  VNUN and VNUN Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)

Assets and Liabilities.

At the Closing, neither VNUN nor any Subsidiary shall have any no assets or liabilities, contingent or otherwise, or any tax obligations or any material changes to its business or financial condition.  At the closing, a representative of VNUN other than an officer or director shall provide satisfactory evidence that payment of all liabilities shall have been made.

(d)

SEC Filings.  At the Closing, VNUN will be current in all SEC filings required by it to be filed.

(e)

Due Diligence.  ASFT shall have delivered a written notice prior to or at Closing stating that it is fully satisfied with its due diligence of VNUN

(f) VNUN Shareholder shall convert certain debt obligations into 235,780 VNUN Common Shares such that the number of outstanding VNUN Shares outstanding immediately prior to Closing is 1,445,780.  VNUN Shareholder shall cancel all other debt obligations prior to Closing.

(g)

Preferred Stock.  All shares of VNUN Preferred Stock have been cancelled or converted into VNUN common stock.

7.2

Conditions to Obligations of VNUN and VNUN Shareholder. The obligations of VNUN and VNUN Shareholder under this Agreement shall be subject to each of the following conditions:

(a)

Closing Deliveries.    On the Closing Date, ASFT and/or ASFT Shareholders shall have delivered to VNUN the following:

(i)

this Agreement duly executed by ASFT and ASFT Shareholders;

(ii)

stock certificates representing ASFT Shares to be delivered pursuant to this Agreement duly endorsed or accompanied by duly executed stock powers;

(iii)

ASFT shall have executed the Lock-up/Leak-Out Agreement; and

(ii)

such other documents as VNUN may reasonably request in connection with the transactions contemplated hereby.

(b)

Representations and Warranties to be True.    The representations and warranties of ASFT and ASFT Shareholders herein contained shall be true in all material respects at the Closing with the same effect as though made at such time.  ASFT and ASFT Shareholders shall have performed in all material respects all obligations and complied in all material respects with all covenants and conditions required by this Agreement to be performed or complied with by them at or prior to the Closing.

(c)

Cash Payment.  ASFT shall have paid VNUN Shareholder the remaining $300,000 of the Cash Payment.

ARTICLE 8

OTHER COVENANTS AND AGREEMENTS

8.1

Shareholder Written Consent.  Unless already approved by the shareholders prior to the closing, VNUN put forth, and have its board of directors recommend, a proposal to the shareholders to amend VNUN’s charter in order to change the corporation’s name to “Avasoft Corporation.”

ARTICLE 9

GENERAL PROVISIONS

9.1

Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed by registered or certified mail (postage prepaid and return receipt requested) to the party to whom the same is so delivered, sent or mailed at addresses set forth below (or at such other address for a party as shall be specified by like notice):

If notice is to be given to ASFT, any ASFT Shareholder or VNUN (subsequent to Closing):

Avasoft, Inc.

2206 Plaza Drive #100

Rocklin, California 95765

Telephone: (916) 771-0900

Facsimile: (916) 771-2233

with a copy to:

Richardson & Patel LLP

10900 Wilshire Boulevard, Suite 500

Los Angeles, California 90024

Attention: Ryan S. Hong

Telephone: (310) 208-1182

Facsimile: (310) 208-1154

If notice is to be given to VNUN (prior to Closing) or VNUN Shareholder:

Tryant, LLC

1608 W. 2225 South

Woods Cross, Utah 84087

Telephone: (801) 295-3400

Facsimile: (801) 401-7256

with a copy to:

Cletha Walstrand

1322 West Pachua Circle

Ivins, Utah 84738

Telephone: (945) 688-7317

Facsimile: (945) 688-7318

9.2

Interpretation. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. References to Sections and Articles refer to sections and articles of this Agreement unless otherwise stated.

9.3

Severability.  If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated and the parties shall negotiate in good faith to modify this Agreement to preserve each party’s anticipated benefits under this Agreement.

9.4

Miscellaneous. This Agreement (together with all other documents and instruments referred to herein): (a) constitutes the entire agreement and supersedes all other prior agreements and undertakings, both written and oral, among the parties with respect to the subject matter hereof; (b) except as expressly set forth herein, is not intended to confer upon any other person any rights or remedies hereunder and (c) shall not be assigned by operation of law or otherwise, except as may be mutually agreed upon by the parties hereto.

9.5

Separate Counsel.  Each party hereby expressly acknowledges that it has been advised to seek its own separate legal counsel for advice with respect to this Agreement, and that no counsel to any party hereto has acted or is acting as counsel to any other party hereto in connection with this Agreement.

9.6

Governing Law; Venue. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.  Any and all actions brought under this Agreement shall be brought in the state and/or federal courts of the United States sitting in the City of Sacramento, California and each party hereby waives any right to object to the convenience of such venue.

9.7

Counterparts and Facsimile Signatures. This Agreement may be executed in two or more counterparts, which together shall constitute a single agreement.  This Agreement and any documents relating to it may be executed and transmitted to any other party by facsimile, which facsimile shall be deemed to be, and utilized in all respects as, an original, wet-inked document.

9.8

Amendment. This Agreement may be amended, modified or supplemented only by an instrument in writing executed by all parties hereto.

9.9

Parties In Interest; No Third Party Beneficiaries. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement shall not be deemed to confer upon any person not a party hereto any rights or remedies hereunder.

9.10

Waiver. No waiver by any party of any default or breach by another party of any representation, warranty, covenant or condition contained in this Agreement shall be deemed to be a waiver of any subsequent default or breach by such party of the same or any other representation, warranty, covenant or condition. No act, delay, omission or course of dealing on the part of any party in exercising any right, power or remedy under this Agreement or at law or in equity shall operate as a waiver thereof or otherwise prejudice any of such party’s rights, powers and remedies. All remedies, whether at law or in equity, shall be cumulative and the election of any one or more shall not constitute a waiver of the right to pursue other available remedies.

9.11

Expenses.  At or prior to the Closing, the parties hereto shall pay all of their own expenses relating to the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of their respective counsel and financial advisers.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Share Exchange Agreement as of the date first written above.

Avasoft, Inc.

By:      /s/ James Wheeler

Name: James Wheeler

Title:  Chief Executive Officer

Address:

 2206 Plaza Drive #100

 Rocklin, California 95765

 _________________________

 _________________________

Ventures-United, Inc.

By:     /s/ Robert Taylor

Name:  __________________________

Title: Chief Executive Officer, President of Ventures-United, Inc.

Tryant LLC.

By:     /s/ Jeff Jenson_________________

Name:  Jeff Jenson

Title:  Managing Member

Address:  1608 W. 2225 South

Woods Cross, Utah 84087

    /s/ James Wheeler

James Wheeler, executing this Agreement on his behalf and on behalf of each ASFT Shareholder listed in Schedule I by virtue of the power of attorney executed by such ASFT Shareholder on _________, 2006.

[signature page continues]

[signature page to Share Exchange Agreement

by and among Avasoft, Inc., Ventures-United, Inc., Tryant, LLC and Avasoft shareholders]

AVASOFT SHAREHOLDER:

Print name of Avasoft Shareholder:

______________________________________

Signature:______________________________

(if Avasoft Shareholder is a natural person)

Shareholder Address:

______________________________________

______________________________________

______________________________________

If Avasoft Shareholder is a corporation, partnership, trust or other similar entity:

Print name of signatory:

______________________________________

Title:__________________________________

Schedule I

Avasoft Shareholders

EXHIBIT A

INVESTMENT REPRESENTATION STATEMENT

PURCHASER:

___________________________

ISSUER:

Ventures-United Inc.

SECURITY:

Common Stock, par value $.0001

QUANTITY:

______________________ Shares

In connection with the purchase of the above-listed Securities of the Company, I, the purchaser represent to the Company the following:

(1)

Investment.  I am purchasing the Securities for investment for my own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933 (as Amended).  These securities have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends on, among other things, the bona fide nature of the investment intent as expressed herein.  In this connection I understand that, in view of the Securities and Exchange Commission ("SEC"), the statutory basis for such exemption may be unavailable if my representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities or for the period of one year or any other fixed period in the future.

(2)

Restrictions on Transfer Under Securities Act.  I further acknowledge and understand that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or unless an exemption from such registration is available.  Moreover, I understand that the Company is under no obligation to register the Securities.  In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or unless the Company receives an opinion of counsel reasonably satisfactory to the Company that such registration is not required.

(3)

Sales Under Rule 144.  I am aware of the adoption of Rule 144 by the SEC promulgated under the Securities Act, which in substance permits limited public resale of securities acquired in a non- public offering subject to the satisfaction of certain conditions, including:  (i) the availability of certain current public information about the Company, (ii) the resale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a "market maker," and (iv) the amount of securities sold during any three-month period not exceeding specified limitations (generally 1% of the total shares outstanding).

(4)

Limitations on Rule 144.  I further acknowledge and understand that the Company is not now, and at any time I wish to sell the Securities may not be, satisfying the public information requirement of Rule 144, and, in such case, I would be precluded from selling the Securities under Rule 144 even if the minimum holding period had been satisfied.

(5)

Sales Not Under Rule 144.  I further acknowledge that, if all the requirements of Rule 144 are not met, then Regulation A, or some other registration exemption will be required; and that, although Rule 144 is not exclusive, the staff of the Commission has expressed its opinion (i) that persons proposing to sell private placement securities other than in a registered offering or exemption from registration is available for such offers or sales, and (ii) that such persons and the brokers who participate in the transactions do so their own risk.

(6)

Stop Transfer Instructions.  I further understand that stop transfer instructions will be in effect with respect to the transfer of the Securities consistent with the above.

(7)

Additional Representations and Warranties.  In addition, I represent and warrant:

(i)

That I have had the opportunity to ask questions of,  and receive answers from, the Company ( or any person acting on its behalf) concerning the Company and my proposed investment in the Securities;

(ii)

That I have concluded that I have sufficient information upon which to base my decision to acquire the Securities;

(iii)

That I have made my own determination of the value of the Securities and have not relied upon any statements, representations or warranties of the Company regarding the value of the Securities or the business prospects of the Company;

(iv)

That I understand that in acquiring the Securities, I am making a highly speculative investment with the knowledge that the Company is in the initial stages of development;

(v)

That I am capable of bearing the economic risk and burdens of the investment, the possibility of complete loss of all of the investment, and the possible inability to readily liquidate the investment due to the lack of public market; and

(vi)

That I understand that, in selling and transferring the Securities, the Company had relied upon an exemption from the registration requirements of the Securities Act and that, in an attempt to effect compliance with all the conditions of such exemption, the Company is relying in good faith upon all of my foregoing representations and warranties.

SIGNATURE OF PURCHASER

Date:_______________

____________________________________

_______________________________

_______________________________

_______________________________

Address:

LOCK-UP/LEAK-OUT AGREEMENT

THIS LOCK-UP/LEAK-OUT AGREEMENT (the “Agreement”) is made and entered into as of the ___ day of February, 2007, between Ventures-United, Inc., a Nevada corporation (“VNUN” or the “Company”), and certain individuals, as set forth in Schedule 1.1 herein, that have executed and delivered a Counterpart Signature Page hereof, and sometimes collectively referred to herein as the “Shareholders” and each, a “Shareholder.”  For all purposes of this Agreement, “Shareholder” includes any “affiliate, controlling person of Shareholder, agent, representative or other person with whom Shareholder is acting in concert with.

WHEREAS, in order to facilitate the consummation of the transactions contemplated by the Share Exchange Agreement between VNUN and Avasoft, Inc., and to protect the Company, the Shareholders herein have agreed to enter into this Agreement and to restrict the public sale, assignment, transfer, conveyance, hypothecation or alienation of the Common Stock identified on Schedule 1.1 herein (the “Lock Up Shares”), all on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Except as otherwise expressly provided herein, and except as each Shareholder may be otherwise restricted from selling shares of Common Stock under applicable securities laws, rules and regulations, each Shareholder agrees that they will not sell, assign, pledge, hypothecate, encumber, or transfer any of the Lock Up Shares or any interest therein, other than as permitted herein.

(a)

Commencing on the execution and delivery of this Agreement and for the period ending twelve (12) months from the date of this Agreement, Shareholder shall be allowed to sell, 1/12th of such Shareholder's Shares per month during the Leak-Out Period, on a cumulative basis, meaning that if no Shares were sold during one month while the Shares were qualified to be sold, up to 2/12ths of such Shareholder's Shares could be sold in the next successive month and so forth.  Each Shareholder agrees that all sales will be made at no less than the best "asked" prices, and no sales will be made at the "bid" prices for the Lock Up Shares.

(b)

The Shareholders agree that they will not engage in any short selling of the Lock Up Shares during the Leak-Out Period.

(c)

An appropriate legend describing this Agreement shall be imprinted on each stock certificate representing Common Stock covered hereby, and the transfer records of VNUN’s transfer agent shall reflect such appropriate restrictions.

(d)

During the Lock-Up/Leak/Out Period, VNUN shall maintain its “reporting” status with the Securities and Exchange Commission; file all reports that are required to be filed by it during such period; and use its “best efforts” to ensure that the Common Stock is continually quoted for public trading on a nationally recognized medium of no less significance than the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. (the “NASD”), the NASDAQ Small Cap or a recognized national stock exchange.

(e)

The Shareholders, upon written consent of VNUN, may transfer Common Stock subsequent to the expiration of the Lock-Up but during the Leak-Out period, only if such transferee executes and delivers a copy of this Agreement.

2.

Notwithstanding anything to the contrary set forth herein, VNUN may, in its sole discretion and in good faith, at any time and from time to time, waive any of the conditions or restrictions contained herein to increase the liquidity of the Common Stock or if such waiver would otherwise be in the best interests of the development of the trading market for the Common Stock.  Unless otherwise agreed by the Shareholders, all such waivers shall be pro rata, as to all of the Shareholders who executed a Lock-Up/Leak-Out Agreement in connection with the Share Exchange Agreement whose Common Stock can, at the time of any such waiver, be publicly sold in accordance with the Securities Act of 1933, as amended (the “Securities Act”), or Rule 144 promulgated thereunder by the Securities and Exchange Commission or otherwise.

3.

Other than the contemplated Share Exchange Agreement or any merger with a subsidiary, in the event of: (a) a completed tender offer to purchase all or substantially all of VNUN’s issued and outstanding securities; or (b) a merger, consolidation or other reorganization of VNUN with or into an unaffiliated entity; (c) an effective Registration Statement filed by the reorganized Company registering more than 20% of the then issued and outstanding common stock, then this Agreement shall terminate as of the closing of such event and the Common Stock restricted pursuant hereto shall be released from such restrictions.

4.

Except as otherwise provided in this Agreement or any other agreements between the parties, the Shareholders shall be entitled to their respective beneficial rights of ownership of the Common Stock, including the right to vote the Common Stock for any and all purposes.

5.

The number of shares of Common Stock included in any monthly allotment that can be sold by a Shareholder shall be appropriately adjusted should VNUN make a dividend or distribution, undergo a forward split or a reverse split or otherwise reclassify its shares of Common Stock.

6.

This Agreement may be executed in any number of counterparts with the same force and effect as if all parties had executed the same document.

7.

All notices and communications provided for herein shall be in writing and shall be deemed to be given or made on the date of delivery, if delivered in person, by an internationally recognized overnight delivery service, or by facsimile, to the party entitled to receive the same, if to the Shareholder at the address or facsimile number on the signature page and if to the Purchaser at the address or facsimile number set forth below, or at such other address or facsimile number as shall be designated by any party hereto in written notice to the other party hereto delivered pursuant to this subsection.

If to the Company:

Ventures-United, Inc.

Avasoft, Inc.

1608 W. 2225 S.

2206 Plaza Dr., #100

Woods Cross, UT  84087

Rocklin, CA  95765

With copies to:

With copies to:

Cletha A. Walstrand, Esq.

Ryan Hong, Esq.

1322 W. Pachua Circle

Richardson Patel, LLP

Ivins, UT 84738

10900 Wilshire Blvd., Suite 500

Los Angeles, CA  90024

9.

The resale restrictions on the Common Stock set forth in this Agreement shall be in addition to all other restrictions on transfer imposed by applicable United States and state securities laws, rules and regulations.

10.

VNUN or each Shareholder who fails to fully adhere to the terms and conditions of this Agreement shall be liable to every other party for any damages suffered by any party by reason of any such breach of the terms and conditions hereof.  Each Shareholder agrees that in the event of a breach of any of the terms and conditions of this Agreement by any such Shareholder, that in addition to all other remedies that may be available in law or in equity to the non-defaulting parties, a preliminary and permanent injunction, without bond or surety, and an order of a court requiring such defaulting Shareholder to cease and desist from violating the terms and conditions of this Agreement and specifically requiring such Shareholder to perform his/her/its obligations hereunder is fair and reasonable by reason of the inability of the parties to this Agreement to presently determine the type, extent or amount of damages that VNUN or the non-defaulting Shareholders may suffer as a result of any breach or continuation thereof.

11.

This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof, and may not be amended except by a written instrument executed by the parties hereto.

12.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to contracts entered into and to be performed wholly within said State; and VNUN and the Shareholders agree that any action based upon this Agreement may be brought in the United States and state courts of Nevada only, and each submits himself/herself/itself to the jurisdiction of such courts for all purposes hereunder.

13.

In the event of default hereunder, the non-defaulting parties shall be entitled to recover reasonable attorney’s fees incurred in the enforcement of this Agreement.

IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as of the day and year first above written.

Ventures-United, Inc.

Date: _______________.

By___________________________________

Schedule 1.1

Lock-Up/Leak-out Shareholders

Name

Number of Shares

LOCK-UP/LEAK-OUT AGREEMENT

COUNTERPART SIGNATURE PAGE

This Counterpart Signature Page for that certain Lock-Up/Leak-Out Agreement (the “Agreement”) dated as of the       day of February, 2007, among Ventures-United, Inc., a Nevada corporation (“VNUN”); and certain persons who are “Shareholders” by which the undersigned, through execution and delivery of this Counterpart Signature Page, intends to be legally bound by the terms of the Agreement, as a Shareholder, of the number of shares of VNUN set forth below or hereafter acquired during the Lock-Up/Leak-Out Period as defined in the Agreement.

_____________________________________________

(Entity Name, if Applicable)

_____________________________________________

 (Printed Name)

______________________________________________

(Signature)

______________________________________________

(Street Address)

______________________________________________

(City and State)

______________________________________________

(Number of Shares Owned or

Underlying Other Securities)

______________________________________________

(Date)